Exhibit 99.1

ITEX Corporation Completes BXI Acquisition

Marketplace Statistics Show Synergies

          BELLEVUE, Wash., Aug. 1 /PRNewswire-FirstCall/ -- ITEX Corporation (OTC Bulletin Board: ITEX), a leading marketplace for cashless business transactions in North America, has completed the acquisition of members and Area Director offices of Business Exchange, Inc. (BXI) on schedule.  The acquisition included the combination of two cashless currencies, franchisee and broker offices, and the integration of members into a standardized technology infrastructure.

          On July 6, ITEX announced it had entered into an agreement to acquire BXI, combining the two largest companies in the cashless marketplace industry. After the merger, ITEX now has more than 21,000 member businesses, 95 independently owned office locations, and for the next fiscal year ending July 31, 2006, ITEX expects annual transaction volume to exceed $300 million.

          Steven White, chairman and CEO of ITEX, said the transition has been remarkably smooth.

          “The level of professionalism from ITEX Brokers and BXI Area Directors has exceeded our expectations. The Brokers and Area Directors, along with our corporate integration team, has enabled us to face the challenges head on and overcome every one of them,” he said.

          “Our biggest challenge was managing close to 700 overlapping accounts,” White said. “Although this represents only 3% of the overall member base, it was a sensitive issue for Brokers of both marketplaces. The number has been reduced to fewer than 300 and now affects a small number of our 95 Brokers. This hurdle was overcome by everyone working together to make this a success.”

          Marketplace Statistics for July 2005
          The first month for the combined Marketplace proved to be very successful, comparing the post-merger ITEX as of July 2005 to ITEX’s month ended July 2004:

--	Cash revenue of $1.1 million, versus $800,000 for 2004, representing a 40% increase
--	Transaction volume of $18 million versus $12 million for July 2004
--	21,500 member businesses versus 13,400 in 2004
--	95 independently owned office locations versus 60 in 2004
--	26,500 transactions versus 15,241 in 2004

          About ITEX
          Founded in 1982, ITEX is a leading marketplace for cashless business transactions in North America.  ITEX processes more than $300 million a year in transactions through 21,000 member businesses managed by 95 franchisees and licensees.  Member businesses increase sales and open new markets by utilizing the ITEX Dollar to exchange goods and services.  ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions.  ITEX is headquartered in Bellevue, Washington.

          For more information, please visit www.itex.com

          This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation:  that ITEX will be unable to successfully execute its integration strategies or achieve planned synergies; the continuing development of successful marketing strategies for our concepts; our ability to sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our broker network; and the effect of changes in the overall economy and in technology. Statements of expected synergies, execution of integration plans and management and organizational structure relating to ITEX’s acquisition of BXI are all forward-looking statements.  Statements in this release should be evaluated in light of these factors.  These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All information set forth in this release is as of August 1, 2005, and ITEX undertakes no duty to update this information.

SOURCE ITEX Corporation
          -0-                                        08/01/2005
          /CONTACT:  Alan Zimmelman of ITEX Corporation, +1-425-463-4017, or alan@itex.com/
          /Web site:  http://www.itex.com